EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into on the 1st day of January, 1998 but effective as of the 1st day of January, 1998 (the "Effective Date"), by and between ISOLYSER COMPANY, INC., a Georgia corporation (hereinafter the "Company"), and TERENCE N. FURNESS (hereinafter the "Employee").

                                    RECITALS:

         R-1.  The  Company  develops,   manufactures  and  markets  disposable,
specialty and safety products for use in medical, industrial and commercial markets.

         R-2.     The Company's markets are worldwide.

         R-3. The Company maintains certain trade secrets and confidential information which is proprietary to the Company, the disclosure or exploitation of which would cause significant damage to the Company.

         R-4. The Company desires to employ the Employee, and the Employee desires to accept such employment, for which purposes each of the Company and the Employee desire to enter into this Agreement to set forth and clarify certain of the terms and conditions relevant to such employment.

         R-5. The Company recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined herein) may arise which may create uncertainty and questions among management resulting in a departure or distraction of management personnel to the detriment of the Company and its shareholders. In addition, the Company believes that should the Company or its shareholders receive a proposal for transfer of control of the Company, the Employee should be able to assess and advise the Company

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whether  such  proposal  would be in the best  interests  of the Company and its shareholders and to take such other action regarding such proposal as the Board of Directors might determine to be appropriate without being influenced by the uncertainty of the Employee's own situation.

         NOW, THEREFORE, in consideration of the recitals, the covenants and agreements herein contained and the benefits to be derived herefrom, the parties, intending to be legally bound, agree as follows:

         1. Recitals. The recitals set forth above constitute part of this Agreement and are incorporated herein by this reference.

         2. Employment. From and after the date hereof and for the term herein provided, the Company agrees to employ the Employee as the President and Chief Executive Officer of the Company, and the Employee accepts such employment with the Company upon the terms and conditions hereinafter set forth. 3. Term. The Employee's employment shall commence from and after the date hereof and, subject to Section 8 of this Agreement, shall continue through the date immediately preceding the third anniversary of the Effective Date. Upon any scheduled expiration date of the Agreement, this Agreement shall automatically renew for successive periods of one year unless either party shall give written notice to the other party of non-renewal at least thirty (30) days prior to the scheduled expiration date of this Agreement. Any such notice of non-renewal given by the Company shall be treated as a termination without Cause as set forth in Section 8(c) of this Agreement, and any such notice of non-renewal given by the Employee shall be treated as a termination without Good Reason as set forth in Section 8(d) of this Agreement. 4. Duties. Subject to the direction and supervision of the Board of Directors of the Company, the Employee agrees that: (a) he shall devote his full working time and attention to the business of the Company and its affiliated companies; (b) he will perform all of his duties

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pursuant to this  Agreement  faithfully  and to the best of his  abilities  in a manner intended to advance the Company's interests; and (c) he shall not engage in any other business activity except: (i) investing assets in a manner not prohibited by Section 9(e) of this Agreement, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made, (ii) serving on the board of directors of any company, subject to the provisions set forth in Section 9(e) of this Agreement and provided that he shall not be required to render any material services with respect to the operations or affairs of any such company, (iii) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement, or (iv) such other activities as may be expressly approved in advance by the Board of Directors of the Company.
         5. Compensation. As full compensation for all services rendered by the Employee pursuant to this Agreement and as full consideration for all of the terms of this Agreement, the Employee shall receive from the Company during his employment, but only from and after the Effective Date of this Agreement, the base salary, bonuses and fringe benefits described below.

                  (a) Base Salary. For all services rendered pursuant to this Agreement, the Company shall pay or cause to be paid to the Employee an annual base salary of $250,000 (the "Floor Amount"). The annual salary may be increased or (subject to the terms of this Agreement) decreased from time to time during the term of this Agreement in the discretion of the Company. The base salary shall be payable in accordance with the customary practices of the Company for payment of its employees, but in any event, in installments not less frequently than once monthly.

                  (b) Bonus Compensation. The Company shall establish on an annual basis a bonus compensation plan for the benefit of the Employee in accordance with which the

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Employee  shall be eligible  for a bonus  potential  of up to at least the Floor
Amount on such terms and conditions as the Board of Directors (or a committee thereof) may set in its sole discretion.

                  (c) Long Term Incentive Payments. The Company has or may from time to time in the future grant to the Employee such long-term incentive compensation (including, by way of illustration but not limitation, stock options) as the Board of Directors may determine in its discretion.

                  (d) Fringe Benefits. The Company has adopted, or may from time to time adopt, policies in respect of fringe benefits for its management level employees in the nature of health and life insurance, holidays, vacation, disability and other matters. The Company covenants and agrees that the Employee shall be entitled to participate in any such fringe benefit policies adopted by the Company to the same extent that such fringe benefits shall be available to and for the benefit of all other management level employees.

                  (e) Tax Withholdings and Other Deductions. The Company shall have the right to deduct from the base salary and any additional compensation payable to the Employee all amounts required to be deducted and withheld in accordance with social security taxes and all applicable federal, state and local taxes and charges as may now be in effect or which may be hereafter enacted or required as charges on the compensation of the Employee. The Company shall also have the right to offset from the base salary and any additional compensation payable to the Employee any loan or other amounts owed to the Company by the Employee.

         6. Working Facilities. The Company, at its own expense, shall furnish the Employee with office, working space and such equipment as may be reasonably necessary for the Employees's performance of his or her duties.

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         7.  Expenses.  The Employee is required as a condition of employment to incur ordinary, necessary and reasonable expenses for the promotion of the business of the Company and its affiliates and subsidiaries, including expenses for entertaining, travel and similar items. The Employee is authorized to incur reasonable expenses in connection with such business, including travel and entertainment expenses, fees for seminars and courses, and expenses incurred in attendance at executive meetings and conventions. If paid by the Employee, upon presentation by the Employee of an itemized account of such expenditures in a manner satisfactory to the Company, the Employee shall be entitled to receive reimbursement for these expenses, subject to policies that may be established from time to time by the Company. It is intended by the Company and the Employee that all expenses incurred pursuant to this paragraph are to be ordinary and necessary business expenses.

         8.  Termination.   The  Employee's  employment  may  be  terminated  in
accordance with the provisions of this Section. The provisions for termination are as follows:

                  (a) Death or Disability. The Employee's employment shall be terminated upon the (i) death of the Employee or (ii) the inability of the Employee to perform his duties and responsibilities hereunder in the manner and to the extent required by this Agreement for a period of 180 consecutive days due to physical or mental illness or other condition of such character as would entitle the Employee to benefits under the Company's long-term disability plan. While the Employee is so affected and prior to termination of this Agreement, the Company may designate an acting President or Chief Executive Officer or both.

                  (b) Termination For Cause. The Employee's employment may be terminated by the Company for Cause. For purposes of this Agreement, the term "Cause" shall mean a determination made in good faith by the Board of Directors that any of the following has occurred: (i) the Employee's failure or refusal to comply with the material published policies,

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standards  and   regulations  of  the  Company  from  time  to  time  reasonably established and fairly administered by the Company which has a material adverse effect or reflection upon the Company, (ii) a material breach by the Employee of the terms of Section 9 of this Agreement, (iii) a breach by the Employee of any of the other material terms of this Agreement, or (iv) the conviction of the Employee for any felony (other than related to the operation of a motor vehicle), the conviction of the Employee for a misdemeanor involving the misuse of funds, or the final adjudication (with all periods of appeal having expired) by a court that the Employee engaged in willful misconduct in connection with the activities of the Company.

                  (c) Termination Without Cause. The Employee's employment may be terminated by the Company without Cause; provided, that, in the event of any termination of the Employee's employment under this paragraph (c), the Employee shall be entitled to receive (i) such Employee's annual base salary (but not less than the Floor Amount per year) as then in effect as set forth in Section 5(a) hereof until the first anniversary of the date of such termination of employment payable at the Company's election either in a lump sum (present valued at a discount rate of 5%) or as otherwise payable under Section 5(a), and
(ii) the benefits set forth in Section 8(e)(ii)(C) of this Agreement subject to and in accordance with the terms and provisions of such section. The Company's obligation to make payments under this paragraph shall cease and terminate in the event of any breach by the Employee of any of the provisions of Section 9 of this Agreement. The Company may require, as a condition precedent to making any payments under this paragraph to the Employee, that the Employee execute a customary release and covenant not to sue in favor of the Company. Any payments under this Section 8(c) shall be subject to Section 5(e).

                  (d) Termination By Employee. The Employee may terminate his employment hereunder with or without Good Reason (as defined below) by written notice to the Company.

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In the event the  Employee  elects to  terminate  this  Agreement  without  Good
Reason, then the Employee shall offer to continue to provide services to the Company in accordance with this Agreement for a period of not less than ninety
(90) days from the date that the Employee elects to resign. The Company may accept such offer in full, accept such offer subject to the Company's right to terminate the Employee's employment during such ninety (90) day period (which termination shall nevertheless be treated as a termination by Employee without Good Reason) or reject such offer in which event the Employee's employment shall immediately terminate. Effective upon the date of Employee's termination of employment following the Employee's resignation without Good Reason, the Employee shall be entitled to no further compensation or benefits under this Agreement. In the event the Employee terminates his employment hereunder for Good Reason, the Employee shall be entitled to the benefits specified in Subsection (c) of this Section 9 as if Employee's employment was terminated by the Company without Cause. As used in this Agreement, the term "Good Reason" shall mean either the reduction of the Employee's salary below the Floor Amount per year without the written consent of the Employee or the failure by the Company to comply with its obligations under this Agreement in any material respects which failure to comply continues for a period of not less than thirty
(30) days following written notice thereof by the Employee to the Company.

                  (e)      Change of Control.

                           (i) As used in this  Agreement,  the term  "Change of
Control" shall mean:

                                   (A)  Individuals  who, as of the date of this
Agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the
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Company  shareholders,  was  approved  by a vote of at least a  majority  of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of such directorship occurs as a result of either an actual or threatened election contest (as such terms are used in Section 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board;

                                   (B) The acquisition by an individual,  entity
or group (within the means of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, of Beneficial Ownership (as defined in that certain Shareholder Protection Rights Agreement dated as of December 20, 1996 between the Company and SunTrust Bank, as such agreement may be modified or amended from time to time) of 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors unless the Incumbent Board determines that transaction shall not constitute a "Change of Control" hereunder;

                                   (C)   If   there   occurs   any   merger   or
consolidation of the Company with or into any other corporation or entity (other than a wholly-owned subsidiary of the Company) unless the Incumbent Board determines that such transaction shall not constitute a "Change of Control" hereunder; or

                                   (D) There occurs a sale or disposition by the
Company of all or substantially all of the Company's assets.

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Notwithstanding  the  foregoing,  no Change of  Control  shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Employee, or a group of persons which includes the Employee, acquiring directly or indirectly all or substantially of the assets of the Company.

                           (ii)  In the  event  of any  termination  (including,
without limitation, any such termination at the election of Employee) of Employee's employment with the Company occurring within six (6) months following the occurrence of any event constituting a Change of Control other than a termination of employment occurring as a result of a termination under Subsections (a) or (b) of this Section 8 (being a termination for death or disability or a termination by the Company for Cause), the Company shall pay to the Employee the sum of the following:

                                   (A) The  Employee's  base salary  through the
date of termination at the rate in effect just prior to the date of termination of employment, plus any benefits or awards (including both the cash and stock component) which pursuant to the terms of any compensation plans have been earned or become payable, but which have not yet been paid to the Employee (including amounts which previously had been deferred at the Employee's request); (B) A lump sum payment in cash in an amount equal to 2.99 times the Employee's annual base salary in effect immediately prior to the date of termination of employment (but not less than the Floor Amount per year); and (C) The Company shall maintain in full force and effect, at the sole cost of the Company (except for any regular contributions of the Employee required of the Employee in the same manner as required by all other managerial employees of the Company), for the continued benefit of the Employee and his dependents for a period terminating on the

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earlier  of (x)  twelve  months  after  such  date  of  termination  or (y)  the commencement date of equivalent benefits from a new employer, all insured and self-insured Employee group health insurance plans in which the Employee was entitled to participate immediately prior to the date of termination, provided that the Employee's continued participation is possible under the general terms and provisions of such plans and that applicable tax requirements do not require that the value of such benefits (not including the premiums) be included in Employee's income. The terms of this Subsection are in addition to any rights or obligations arising under applicable law.

                           (iii) In the event any payment or distribution by the
Company or acceleration of any rights to or for the benefit of the Employee (whether paid or payable or distributable or accelerated pursuant to the terms of this Agreement or otherwise (a "Payment")) will be subject to the excise tax (collectively, the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the amounts payable under Subsection
(e)(ii) of this Section shall first be reduced (prior to reducing the Payments under any other agreement with or for the benefit of the Employee) to the extent necessary so that no Payment shall be subject to the Excise Tax, except that no such reduction shall be made to the extent that the Payments receivable by the Employee net of all taxes (including, without limitation, income taxes, the Excise Tax and any interest and penalties with respect to any such taxes (collectively, the "Taxes")) on such Payments before such reduction would be greater than the Payments receivable by the Employee net of all taxes after such reduction. All determinations required to be made under this clause shall be made by Deloitte & Touche LLP, Atlanta, Georgia, or such other accounting firm as may be mutually agreed to between the Employee and the Company (the "Accounting Firm"). For purposes of making such determinations by the Accounting Firm (A) no portion of any Payment which tax counsel, selected by the Accounting Firm and acceptable to the Employee, determines not to constitute

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a "parachute  payment" within the meaning of Section 280G(b)(2) of the Code will be taken into account, (B) no portion of any payment which such tax counsel determines to be reasonable compensation for services rendered within the meaning of Section 280G(b)(4) of the Code will be taken into account, (C) the value of any non-cash benefit or any deferred payment or benefit included in the Payments will be determined by the Accounting Firm in accordance with Sections 280G(d)(3) and (4) of the Code, and (D) any reductions under this Subsection shall be made serially against Subsections (A), (B) and (C) of Subsection
(e)(ii) of this Section and in that order. All fees and expenses of the Accounting Firm and any tax counsel selected under this Subsection shall be borne solely by the Company, and any determination by the Accounting Firm and such tax counsel shall be binding upon the Company and the Employee. Any Payment due under this Subsection (e) shall be paid to the Employee by the Company within ten (10) days of the Company's receipt of the Accounting Firm's determination.

         9.   Protective Covenants; Remedies.

              (a) Property Rights. The Employee acknowledges and agrees that all records of the accounts of customers, lists, prospect lists, prospect reports, vendor lists, samples, notebooks, computers, computer records and software, policy and procedure manuals, price lists, catalogs, premises keys, written methods of pricing, lists of needs and requirements of customers, written methods of operation of the Company or any subsidiary or affiliates of the Company (collectively, the "Company Group"), manufacturing techniques, financial records and any other records and books relating in any manner whatsoever to the customers of the Company Group or its business, whether prepared by the Employee or otherwise coming into the Employee's possession, are the exclusive property of the Company Group regardless of who actually purchased or prepared the original book, record, list or other property. All such books,

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records,  lists or other property shall be immediately  returned by the Employee to the Company upon any termination of employment.

              (b) Non-Disclosure of Confidential Information. The Employee acknowledges that through his employment by the Company, the Employee will become familiar with, among other things, the following:

                  Any scientific or technical information, design, process, procedure, formula or improvement that is secret and of value, and information including, but not limited to, technical or nontechnical data, formula, patterns, compilations, programs, devices, methods, techniques, drawings and processes, and product, customer and financial data, which the Company takes reasonable efforts to protect from disclosure, and from which the Company derives actual or potential economic value due to its confidential nature (the foregoing being hereinafter collectively referred to as the "Confidential Information").

              The Employee acknowledges that use or disclosure of such Confidential Information would be injurious to the Company and will give the Employee an unfair competitive advantage over the Company Group in the event that the Employee should go into competition with the Company Group. Accordingly, the Employee agrees that during the term of this Agreement and for a period of two (2) years subsequent to the termination of employment for any reason, the Employee will not disclose to any person, or utilize for the Employee's benefit, any of the Confidential Information. The Employee acknowledges that such Confidential Information is of special and peculiar value to the Company; is the property of the Company Group, the product of years of experience and trial and error; is not generally known to the Company Group's competitors; and is regularly used in the operation of the Company Group's business. The Employee acknowledges and recognizes that applicable law prohibits disclosure of trade secrets indefinitely (i.e., without regard to the two year period described in

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this paragraph), and the Company has the right to require the Employee to comply with such law in addition to the Company's rights under this paragraph.

              (c) Non-Interference With Employees. The Employee agrees not to solicit, entice or otherwise induce any employee of the Company Group to leave the employ of the Company Group for any reason whatsoever, and not to otherwise interfere with any contractual or business relationship between the Company Group and any of its employees for two (2) years from the termination of the Employee's employment other than a termination of employment within the scope of Subsection (e)(ii) of Section 8 of this Agreement.

              (d) Non-Solicitation of Customers. For so long as the Employee shall be due or shall have accrued salary payments from the Company (including, without limitation any such payment under Subsections (c) or (d) of Section 8 of this Agreement which Employee does not waive and refund to the Company in advance of taking any actions prohibited by this Subsection), and, in the event of any termination of Employee's employment hereunder by the Company for Cause or by the Employee without Good Reason, for one (1) year after the date of such termination of employment, the Employee agrees that the Employee will not, within the United States of America (the "Territory"), which the parties agree is the territory from which the Employee shall primarily renders services, for the Employee's own benefit or on behalf of any other person, partnership, company or corporation, contact any customer or customers of the Company Group who the Employee called upon or with which the Employee became familiar while employed by the Company, for the purpose of developing, manufacturing or selling disposable, specialty or safety products for use in medical, industrial or commercial markets, which products and markets are more particularly described in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (collectively, the "Business").

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This  Subsection  shall  not  apply  following  the date of any  termination  of employment within the scope of Subsection (e)(ii) of Section 8 of this Agreement.

              (e) Non-Competition. For so long as the Employee shall be due or shall have accrued salary payments from the Company (including, without limitation any payment under Subsections (c) or (d) of Section 8 of this Agreement which Employee does not waive and refund to the Company in advance of taking any action prohibited by this Subsection), and in the event of any termination of Employee's employment hereunder by the Company for Cause or by the Employee without Good Reason, for one (1) year after the date of such termination of employment, the Employee agrees that the Employee will not (i) within the Territory, either directly or indirectly, whether on his own behalf or in the service of others (whether as an employee, director, consultant or advisor) in any capacity that involves duties similar to the duties of the Employee hereunder, engage in the Business or, (ii) become an owner (except for the ownership of not greater then an interest of five percent of a publicly held company) of any company which is engaged in the Business. This Subsection shall not apply following the date of any termination of employment within the scope of Subsection (e)(ii) of Section 8 of this Agreement.

              (f) Acknowledgment Regarding Protective Covenants. The Employee acknowledges that the Employee has read and understands the terms of this Agreement, that the same was specifically negotiated, and that the protective covenants agreed upon herein are necessary for the protection of the Company Group's business. Further, the Employee acknowledges that the Company would not employ the Employee without the specifically negotiated protective covenants herein stated.

              (g) Remedies. In addition to any other rights and remedies which are available to the Company, with respect to any breach or violation of the protective covenants set forth

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herein,  it is recognized  and agreed that the Company shall be entitled to seek injunctive relief which would prohibit the Employee from continuing any breach or violation of such protective covenants.

         10. Arbitration of Disputes. Any controversy or claim arising out of or relating to the employment relationship between the Company and the Employee shall be settled by arbitration. Either party may commence the arbitration process by filing a written demand for arbitration with the Atlanta, Georgia office of the Judicial Arbitration & Mediation Service/EnDispute ("JAMS"), with a copy to the other party. An arbitrator from the panel maintained by JAMS shall be jointly selected by the Company and the Employee. If the Company and the Employee cannot agree on the appointment of the arbitrator within fifteen (15) days after commencement of the arbitration process, then the arbitrator shall be appointed by JAMS. Such arbitration shall be conducted in the City of Atlanta, Georgia in accordance with the rules of JAMS, except as otherwise provided in this paragraph. Judgment upon the award entered by the arbitrators shall be final and may be entered in a court having jurisdiction thereof. The party or parties against whom an arbitration award shall be entered shall pay the other party's reasonable attorneys' fees and reasonable costs and expenses in connection with the enforcement of its rights under this Agreement unless and to the extent the arbitrator determines that under the circumstances recovery by the prevailing party of all or any part of such fees and costs would be unjust.

         11. No Conflicting Agreements. The Employee hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which he is bound, and that he is not subject to any covenants against competition or similar covenants which affect the performance of his obligations hereunder.

500450.4
                                       15

         12. Consulting Cooperation. The Employee shall cooperate fully with the Company in the defense or prosecution of any claims or actions which may be brought against or on behalf of the Company which relate to events or occurrences that transpired while the Employee was employed by the Company. The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. The Employee shall also cooperate fully with the Company in connection with any examination or review by any federal or state regulatory authority as any such examination or review relates to events or occurrences that transpired while the Employee was employed by the Company. The obligations under this Section shall continue, to the extent required, following the expiration of this Agreement. To the extent the Employee is required to provide services under this Section subsequent to the expiration of this Agreement, the Company shall continue to reimburse the Employee for the Employee's reasonable expenses in connection with the performance of his duties under this Section and pay a consulting fee in the amount of $200 per hour.

         13. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, in the case of the Company, to the principal office of the Company directed to the attention of the Company's Board of Directors, and in the case of the Employee, to the Employee's last known residence address.

         14. Construction. This Agreement shall be governed and interpreted in accordance with the laws of the State of Georgia. The waiver by any party hereto of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

500450.4
                                       16

         15. Modification; Assignment. This Agreement may not be changed except by written agreement duly executed by the parties hereto. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement, being for the personal services of the Employee, shall not be assignable or subject to anticipation by the Employee.

         16. Severability. Each provision of this Agreement shall be considered severable. If for any reason any provisions herein are determined to be invalid or unenforceable, this Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted, and such invalidity or unenforceability shall not impair or otherwise affect the validity of the other provisions of this Agreement. Moreover, the parties agree to replace such invalid provision with a substitute provision that will correspond to the original intent of the parties.

         17. Number of Agreements. This Agreement may be executed in any number of counterparts, each one of which shall be deemed an original.

         18. Pronouns. The use of any word in any gender shall be deemed to include any other gender and the use of any word in the singular shall be deemed to include the plural where the context requires.

         19. Headings. The section headings used in this Agreement are for convenience only and are not to be controlling with respect to the contents thereof.

         20. Entire Agreement. This Agreement contains the complete and exclusive statement of the terms and conditions of the Employee's employment by the Company, and there exists no other inducement or consideration between the Company and the Employee relative to the employment contemplated by this Agreement. All prior agreements relative to the subject matter of this Agreement are terminated.

500450.4
                                       17

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

ISOLYSER COMPANY, INC.


By:    ___________________________                ______________________________
                                                  Terence N. Furness
Its:   ___________________________




500450.4
                                       18